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                                                                    EXHIBIT 23.1



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 1991 Stock Plan, 1996 Director Option Plan and 1996 Employee Stock Purchase Plan of Physiometrix, Inc. of our report dated February 2, 1996, except for Note 12, as to which the date is April 3, 1996, with respect to the financial statements of Physiometrix, Inc. included in its Registration Statement on Form S-1 (No. 333-2138), filed with the Securities and Exchange Commission.


                                                               Ernst & Young LLP

Boston, Massachusetts
November 21, 1996